SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2013

NBT BANCORP INC.
(Exact name of registrant as specified in its charter)

Delaware	0-14703	16-1268674
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

52 South Broad Street, Norwich, New York	13815
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (607) 337-2265

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 7, 2013, the Board of Directors (the “Board”) of NBT Bancorp Inc. (“NBT”) amended and restated NBT’s Bylaws (as amended and restated, the “Amended Bylaws”). In addition to removing certain outdated provisions and making administrative and typographical edits, the Amended Bylaws reflect the following material changes:

•
adjusts the timeframe for advance notice of business to be brought before an annual meeting of shareholders.  To be timely, a shareholder’s notice must be received at least 120 days prior to the one-year anniversary of the prior-year’s annual meeting, unless the annual meeting is more than 30 days before or more than 60 days after such anniversary date, in which case the notice must be delivered by the later of the 60th day prior to the annual meeting date or the 10th day following public announcement of the annual meeting date;

•	removes the residency requirement for directors;

•
clarifies that the required vote of shareholders to amend the provisions of the Amended Bylaws related to the classified Board is 66-2/3% of the total number of issued and outstanding shares of stock entitled to vote rather than 66-2/3% of the total number of shareholders;

•
adjusts the timeframe for shareholders to submit nominations for directors. Nominations must be delivered at least 150 days prior to the one-year anniversary date of the prior-year’s annual meeting of shareholders in the case of an annual meeting and at least 60 days prior to the meeting in the case of a special meeting, except that if a public announcement of a special meeting is not made at least 70 days prior to the meeting date, the nominations will be timely if received within 10 days following such announcement;

•
clarifies that the Board, or a committee thereof, will consider director nominees using criteria for Board membership set forth in the Amended Bylaws and otherwise established by the Board, to determine whether the proposed nominee should be recommended to stand for election;

•	changes the mandatory director retirement age to 72;

•
provides that directors shall be expected to resign from the Board upon the occurrence of certain events involving dishonesty or breach of trust or fiduciary duties or willful violations of law, or if the Board reasonably determines that such director’s conduct  does not comport to the standards expected under the Board’s policies or practices;

•	provides that the number of directors authorized to serve shall be determined from time to time by the Board pursuant to a resolution rather than by NBT’s shareholders at each annual meeting;

•	removes the provision mandating that shareholders fill any vacancy for the remainder of its unexpired term at the time of the next election of directors by shareholders;

•
adds the Nominating and Corporate Governance Committee to the list of Board committees which the Chief Executive Officer, if a director, is ineligible from serving on as a voting member (in addition to the Audit and Risk Management Committee and the Compensation and Benefits Committee); and

•	eliminates the position of Vice Chairman as an officer of NBT, and clarifies that the same person shall not be both the President and Secretary or President and Treasurer of NBT.

The foregoing description of the amendments to the Amended Bylaws is not complete and is qualified in its entirety by reference to the complete text of the Amended Bylaws, which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 7, 2013, NBT held its Annual Meeting of Shareholders (the “Annual Meeting”). NBT’s shareholders approved all of the proposals detailed in NBT’s Definitive Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission on April 2, 2013.

The proposals voted on by the shareholders at the Annual Meeting were as follows:

1.	NBT’s shareholders approved fixing the size of the Board of Directors at thirteen members, as set forth below:

Votes For	Votes Against	Abstain
33,889,574	670,332	380,265

2.	NBT’s shareholders elected four individuals to the Board of Directors as set forth below:

Nominees	Votes For	Withheld	Broker Non-Votes
Patricia T. Civil	19,285,464	9,827,986	5,826,721
Daryl R. Forsythe	15,821,685	13,291,765	5,826,721
Robert A. Wadsworth	27,645,864	1,467,586	5,826,721
Jack H. Webb	27,466,264	1,647,186	5,826,721

3.
NBT’s shareholders approved the material terms under the NBT Bancorp Inc. 2008 Omnibus Incentive Plan for payment of performance-based compensation as required under Section 162(m) of the Internal Revenue Code, as set forth below.

Votes For	Votes Against	Abstain	Broker Non-Votes
22,838,459	5,868,413	406,578	5,826,721

4.	NBT’s shareholders ratified the appointment by the Board of KPMG LLP as the independent registered public accounting firm of NBT for the fiscal year ending December 31, 2013, as set forth below:

Votes For	Votes Against	Abstain
34,443,890	272,498	223,783

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Bylaws of NBT Bancorp Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

NBT BANCORP INC.

Date: May 7, 2013	By:	/s/ F. Sheldon Prentice
F. Sheldon Prentice
Executive Vice President, General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Bylaws of NBT Bancorp Inc.